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                                                                    EXHIBIT 23.1




INDEPENDENT AUDITORS' CONSENT

We hereby consent to the incorporation by reference in the Company's Registration Statement on Form S-3 Registration No. 333-36307 filed on September 28, 1997 of our report dated March 12, 1999 which appears on page F-2 of the Annual Report on Form 10-KSB of U.S. Energy Systems, Inc. and subsidiaries for the year ended January 31, 1999 and to the reference to our firm under the caption "Experts" in the prospectus.

Richard A. Eisner & Company, LLP

New York, New York
April 29, 1999